                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of

ROBB PECK McCOOEY Financial Services, Inc.:

    In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of income, changes in redeemable stocks and other equity and cash flows present fairly, in all material respects, the consolidated financial position of ROBB PECK McCOOEY Financial Services, Inc. and its Subsidiaries (the "Company") as of April 28, 2000 and April 30, 1999, and the results of their consolidated operations and their consolidated cash flows for each of the three fiscal years in the period ended April 28, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

New York, New York
July 7, 2000

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                       APRIL 28, 2000 AND APRIL 30, 1999

                                                                  2000           1999
                                                              ------------   ------------
ASSETS
Cash and cash equivalents (Note 1)..........................  $ 15,528,200   $ 23,329,600
U.S. Treasury Bills, at market value........................    25,008,700     20,798,600
U.S. Treasury Bills segregated in compliance with Federal
  regulations (Note 2)......................................    41,878,500     41,625,500
Deposits with clearing organizations (2000: Cash of
  $4,030,500 and U.S. Treasury Bills of $5,571,600, at
  market value; 1999: Cash of $3,870,100 and U.S. Treasury
  Bills of $619,900, at market value).......................     9,602,100      4,490,000
Receivable from brokers and dealers (Note 3)................    97,202,600     89,489,800
Receivable from customers (Note 4)..........................    30,292,400     29,876,200
Securities owned, at market value, primarily common and
  preferred stock...........................................    25,325,900     30,552,600
Memberships in exchanges
  Owned, at cost (market value for 2000: $19,830,000, and
    1999: $29,988,000)......................................     3,828,700      3,828,700
  Contributed for the use of the Company, at market value
    (Note 6)................................................     5,100,000      7,800,000
Intangible assets
  Specialists Stocks, net of accumulated amortization for
    2000:
  $3,633,700, and 1999: $3,295,300 (Note 1).................     4,417,400      4,755,800
  Franchise Rights, net of accumulated amortization for
    2000:
  $1,775,200, and 1999: $1,653,500 (Note 1).................     3,093,900      3,215,600
Investment in real estate, net of accumulated depreciation
  for 2000: $93,200, and 1999: $52,300......................    10,114,400      6,594,400
Secured demand note collateralized by marketable securities
  (Note 6)..................................................     2,175,000      1,175,000
Fixed assets and leasehold improvements, at cost, net of
  accumulated depreciation and amortization for 2000:
  $5,805,900, and 1999: $5,047,700 (Note 1).................     1,462,000      2,064,700
Deferred income taxes (Note 1)..............................     5,324,400      2,872,600
Other assets................................................    13,431,000     10,766,700
                                                              ------------   ------------
    TOTAL ASSETS............................................  $293,785,200   $283,235,800
                                                              ============   ============
LIABILITIES, REDEEMABLE STOCKS AND OTHER EQUITY
  Bank loans (Note 5).......................................  $      5,000   $      5,000
  Borrowings (Note 6).......................................     9,477,700     10,158,100
  Payable to brokers and dealers (Note 3)...................    18,650,900     44,774,400
  Payable to customers (Note 4).............................    84,010,500     69,179,700
  Securities sold, but not yet purchased, at market value,
    primarily common and preferred stock....................    17,890,700     15,234,100
  Accounts payable and accrued liabilities (Note 11)........    33,319,700     29,231,900
  Long term borrowings (Note 6).............................    37,534,500     27,634,500
                                                              ------------   ------------
    TOTAL LIABILITIES.......................................   200,889,000    196,217,700
                                                              ------------   ------------
Commitments (Note 7)
Redeemable Third Preferred Stock (par value $.10 per share;
  liquidation value $100.00 per share; 35,491 shares
  authorized, 24,775 shares issued and 14,887 shares
  outstanding), stated at redemption value (Note 12)........     1,488,700      1,488,700
Redeemable Fourth Preferred Stock (par value $.10 per share;
  liquidation value $100.00 per share; 22,276 shares
  authorized, 16,846 issued and 11,753 outstanding), stated
  at redemption value (Note 12).............................     1,175,300      1,175,300
Redeemable Common Stock (par value $.10 per share, 200,050
  shares authorized; 100,010 shares issued; 68,100 shares
  outstanding for 2000 and 75,100 shares outstanding for
  1999), stated at redemption value (Note 12)...............    90,472,900     89,584,500
Additional paid-in-capital..................................       421,600        421,600
Retained earnings...........................................    16,039,800      2,202,400
Treasury stock (at cost)....................................   (16,702,100)    (7,854,400)
                                                              ------------   ------------
    TOTAL LIABILITIES, REDEEMABLE STOCKS AND OTHER EQUITY...  $293,785,200   $283,235,800
                                                              ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
  FOR THE FISCAL YEARS ENDED APRIL 28, 2000, APRIL 30, 1999 AND APRIL 24, 1998

                                                         2000           1999           1998
                                                     ------------   ------------   ------------
Revenues
  Trading and investment gains, net................  $ 44,124,200   $ 76,344,100   $ 75,154,600
  Floor brokerage..................................    24,785,500     25,066,500     22,662,100
  Clearance fees and commissions...................    18,873,100     15,456,000     17,281,400
  Interest.........................................     9,844,000      7,075,100      6,400,200
  Dividends........................................     1,197,700        887,300        597,100
  Underwriting income..............................     1,639,100             --             --
  Other............................................     1,271,600        966,400      1,616,900
                                                     ------------   ------------   ------------

      Total revenues...............................   101,735,200    125,795,400    123,712,300
                                                     ------------   ------------   ------------
Expenses
  Compensation and benefits (Notes 7, 10 and 11)...    41,710,300     57,428,100     51,318,700
  Floor brokerage and clearance fees...............     5,287,400      3,659,300      4,979,800
  Occupancy, equipment rental and
    communications (Note 7)........................     4,890,600      5,105,800      4,739,400
  Interest.........................................     6,142,300      5,595,800      3,640,200
  Leased exchange seats............................     3,926,800      3,309,100      2,534,700
  Depreciation and amortization....................     1,799,900      1,588,100      1,094,100
  Other............................................    10,224,500     11,250,500      8,708,000
                                                     ------------   ------------   ------------

      Total expenses...............................    73,981,800     87,936,700     77,014,900
                                                     ------------   ------------   ------------
      Income before provision
        for income taxes...........................    27,753,400     37,858,700     46,697,400
                                                     ------------   ------------   ------------

Provision for income taxes (Note 1)
  Current:
    Federal........................................     9,979,700     14,408,700     16,182,200
    State and local................................     5,499,700      8,110,600      9,300,700

  Deferred:
    Federal........................................    (1,472,200)    (2,954,100)    (2,243,800)
    State and local................................      (979,600)    (1,965,400)    (1,524,500)
                                                     ------------   ------------   ------------

                                                       13,027,600     17,599,800     21,714,600
                                                     ------------   ------------   ------------

      Net income...................................  $ 14,725,800   $ 20,258,900   $ 24,982,800
                                                     ============   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CHANGES IN REDEEMABLE STOCKS AND OTHER EQUITY
  FOR THE FISCAL YEARS ENDED APRIL 28, 2000, APRIL 30, 1999 AND APRIL 24, 1998

                               REDEEMABLE THIRD        REDEEMABLE FOURTH
                               PREFERRED STOCK          PREFERRED STOCK
                                (35,491 SHARES           (22,276 SHARES          REDEEMABLE CLASS A
                                AUTHORIZED PAR           AUTHORIZED PAR             COMMON STOCK             CLASS B COMMON
                                 VALUE $.10,              VALUE $.10,             (200,000 SHARES           STOCK (50 SHARES
                                 LIQUIDATION              LIQUIDATION              AUTHORIZED PAR            AUTHORIZED PAR
                                VALUE $100.00)           VALUE $100.00)             VALUE $.10)               VALUE $.10)
                            ----------------------   ----------------------   ------------------------   ----------------------
                             SHARES     REDEMPTION    SHARES     REDEMPTION    SHARES      REDEMPTION     SHARES     REDEMPTION
                            ISSUED(1)     VALUE      ISSUED(2)     VALUE      ISSUED(3)      VALUE        ISSUED       VALUE)
                            ---------   ----------   ---------   ----------   ---------   ------------   ---------   ----------
Balance, April 26, 1997...   24,775     $1,586,500    16,846     $1,257,200    100,009    $ 38,579,200          1    $      --
Purchase of treasury
  stock...................
Net income................
Recording of redeemable
  stock at its redemption
  value...................                                                                  25,204,700
                             ------     ----------    ------     ----------   --------    ------------   ---------   ---------
Balance, April 24, 1998...   24,775     1,586,500     16,846     1,257,200     100,009      63,783,900          1           --
Purchase of treasury
  stock...................
Conversion of class A
  common stock and
  class B common stock
  into common stock.......                                                    (100,009)    (63,783,900)        (1)          --
Net income................
Recording of redeemable
  stock at its redemption
  value...................                (97,800)                 (81,900)
                             ------     ----------    ------     ----------   --------    ------------   ---------   ---------
Balance April 30, 1999....   24,775     1,488,700     16,846     1,175,300          --              --         --           --
Purchase of treasury
  stock...................
Net income................
Recording of redeemable
  stock at its redemption
  value...................
                             ------     ----------    ------     ----------   --------    ------------   ---------   ---------
Balance, April 28, 2000...   24,775     $1,488,700    16,846     $1,175,300         --    $         --         --    $      --
                             ======     ==========    ======     ==========   ========    ============   =========   =========


                               REDEEMABLE COMMON
                             STOCK (200,050 SHARES
                                AUTHORIZED PAR
                                  VALUE $.10)
                            -----------------------   ADDITIONAL                   TREASURY
                             SHARES     REDEMPTION     PAID-IN      RETAINED        STOCK,
                            ISSUED(3)      VALUE       CAPITAL      EARNINGS       AT COST
                            ---------   -----------   ----------   -----------   ------------
Balance, April 26, 1997...        --    $        --    $421,600    $ 7,786,300   $ (4,713,600)
Purchase of treasury
  stock...................                                                         (2,115,100)
Net income................                                          24,982,800
Recording of redeemable
  stock at its redemption
  value...................                                         (25,204,700)
                             -------    -----------    --------    -----------   ------------
Balance, April 24, 1998...        --             --     421,600      7,564,400     (6,828,700)
Purchase of treasury
  stock...................                                                         (1,025,700)
Conversion of class A
  common stock and
  class B common stock
  into common stock.......   100,010     63,783,900
Net income................                                          20,258,900
Recording of redeemable
  stock at its redemption
  value...................               25,800,600                (25,620,900)
                             -------    -----------    --------    -----------   ------------
Balance April 30, 1999....   100,010     89,584,500     421,600      2,202,400     (7,854,400)
Purchase of treasury
  stock...................                                                         (8,847,700)
Net income................                                          14,725,800
Recording of redeemable
  stock at its redemption
  value...................                  888,400                   (888,400)
                             -------    -----------    --------    -----------   ------------
Balance, April 28, 2000...   100,010    $90,472,900    $421,600    $16,039,800   $(16,702,100)
                             =======    ===========    ========    ===========   ============

------------------------------
(1) Includes 9,888 shares held in treasury at April 28, 2000 and April 30, 1999 and 8,910 shares held in treasury at April 24, 1998.

(2) Includes 5,093 shares held in treasury at April 28, 2000 and April 30, 1999 and 4,274 shares held in treasury at April 24, 1998.

(3) Includes 31,910, 24,910 and 23,910 shares held in treasury at April 28, 2000, April 30, 1999 and April 24, 1998, respectively.

  The accompanying notes are an integral part of these consolidated financial statements.

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE FISCAL YEARS ENDED APRIL 28, 2000 AND APRIL 30, 1999 AND APRIL 24, 1998

                                                                 2000          1999          1998
                                                              -----------   -----------   -----------
Cash flows from operating activities
  Net income................................................  $14,725,800   $20,258,900   $24,982,800
                                                              -----------   -----------   -----------
  Adjustments to reconcile net income to net cash (used in)
    provided by operating activities
    Depreciation and amortization...........................    1,799,900     1,588,100     1,094,100
    Deferred income tax benefit.............................   (2,451,800)   (4,919,500)   (3,768,300)
    Provision for loss on investments.......................       92,600       400,000       600,000
    (Increase) decrease in operating assets
      U.S. Treasury Bills...................................   (4,210,100)     (929,600)    4,972,000
      U.S. Treasury Bills segregated in compliance with
       Federal regulations..................................     (253,000)  (25,818,700)    4,475,200
      Deposits with clearing organizations..................   (5,112,100)     (278,000)   (2,463,300)
      Receivable from brokers and dealers...................   (7,712,800)  (22,283,500)  (40,550,000)
      Receivable from customers.............................     (416,200)    4,827,900   (16,240,500)
      Securities owned......................................    5,226,700    36,487,200   (40,068,100)
      Other assets..........................................   (3,284,100)   (5,001,500)   (2,899,400)
    Increase (decrease) in operating liabilities
      Payable to brokers and dealers........................  (26,123,500)  (35,667,400)   54,835,400
      Payable to customers..................................   14,830,800    28,617,900     7,415,100
      Securities sold, but not yet purchased................    2,656,600     6,457,100    (1,250,800)
      Accounts payable and accrued liabilities..............    4,087,800    12,617,600     6,031,700
                                                              -----------   -----------   -----------
        TOTAL ADJUSTMENTS...................................  (20,869,200)   (3,902,400)  (27,816,900)
                                                              -----------   -----------   -----------
        NET CASH (USED IN) PROVIDED BY OPERATING
        ACTIVITIES..........................................   (6,143,400)   16,356,500    (2,834,100)
                                                              -----------   -----------   -----------
Cash flows from investing activities
  Purchase of fixed assets and real estate..................   (3,729,900)   (3,055,900)   (2,121,400)
                                                              -----------   -----------   -----------
        NET CASH USED IN INVESTING ACTIVITIES...............   (3,729,900)   (3,055,900)   (2,121,400)
                                                              -----------   -----------   -----------
Cash flows from financing activities
  Increase (decrease) in bank loans, net....................           --   (17,300,000)   11,800,000
  Principal payments under subordinated borrowings and
    promissory notes........................................   (1,128,100)   (3,704,800)   (2,108,400)
  Issuance of senior exchangeable notes, promissory notes
    and mortgage payable....................................    3,200,000    21,692,000            --
  Purchase of treasury stock................................           --      (205,100)           --
                                                              -----------   -----------   -----------
        NET CASH PROVIDED BY FINANCING ACTIVITIES...........    2,071,900       482,100     9,691,600
                                                              -----------   -----------   -----------
        NET INCREASE (DECREASE) IN CASH.....................   (7,801,400)   13,782,700     4,736,100

Cash and cash equivalents, beginning of year................   23,329,600     9,546,900     4,810,800
                                                              -----------   -----------   -----------
        CASH AND CASH EQUIVALENTS, END OF YEAR..............  $15,528,200   $23,329,600   $ 9,546,900
                                                              ===========   ===========   ===========
Supplemental disclosures of cash flow information
  Cash paid during the year for
    Interest................................................  $ 5,745,000   $ 5,335,600   $ 3,546,600
    Income taxes............................................  $17,637,800   $19,791,200   $27,306,200

Supplemental disclosure of noncash financing activities
  Increase (decrease) in memberships contributed and
    subordinated borrowings (Note 6)........................  $(2,700,000)  $ 3,000,000   $   945,000
  Purchase of treasury stock by the Company and offsetting
    liabilities.............................................  $ 8,847,700   $   820,600   $ 2,115,100
  Senior exchangeable notes exchanged into senior
    subordinated borrowings (Note 6)........................  $19,000,000   $ 1,000,000            --
  Issuance of liabilities pursuant to secured demand note
    collateral agreement and secured demand note
    (Note 6)................................................  $ 1,000,000            --            --

  The accompanying notes are an integral part of these consolidated financial statements.

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements include the accounts of ROBB PECK McCOOEY Financial Services, Inc. and its subsidiaries, ROBB PECK McCOOEY Specialist Corporation ("Specialist Corp."), ROBB PECK McCOOEY Clearing Corporation ("Clearing Corp."), RPM Asset Management Corp. ("Asset Management") and ROBB PECK McCOOEY Real Estate Management Corporation ("Real Estate") (collectively, the "Company"). Specialist Corp. conducts specialist activities on the New York Stock Exchange ("NYSE"). Clearing Corp., a member of the NYSE and various other exchanges, is engaged in the business of clearing securities transactions and also trades securities for its own account.

    All intercompany balances and transactions have been eliminated.

    Securities transactions, including related trading gains and losses, floor brokerage and clearance revenues and expenses, are recorded on a trade-date basis.

    The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured at enacted statutory tax rates applicable to future years in which those temporary tax assets and liabilities are expected to be recovered or settled.

    Deferred income taxes arise principally from differences in the periods in which certain items of revenue and expense are recorded for income tax and financial reporting purposes; such items primarily include securities valuation, compensation expense relating to the stock option plan and pension plan. At April 28, 2000, the net deferred tax asset consists of $9,432,500 of deferred tax liabilities and $14,756,900 of deferred tax assets. At April 30, 1999, the net deferred tax asset consists of $10,530,000 of deferred tax liabilities and $13,402,600 of deferred tax assets. The difference between the Company's effective tax rate and the Federal statutory tax rate is principally due to state and local taxes.

    Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, but not exceeding five years. Leasehold improvements, including amortization of assets recorded under a capital lease, are amortized on a straight-line basis over the lesser of their economic useful lives or the terms of the leases.

    Intangible assets are being amortized on a straight-line basis over periods not exceeding forty years. The rights to act as the specialist in certain NYSE securities and the franchise rights of being a specialist are being amortized on a straight-line basis over a period not exceeding 30 years and 40 years, respectively. Exchange memberships acquired in acquisitions are recorded at cost plus $2,909,300 of assigned intangibles. Intangibles assigned to memberships are not being amortized.

    Acquisition and issuance of treasury stock are recorded at cost and average cost, respectively. The difference between the proceeds from the shares issued and their average cost is added to additional paid-in capital. During the year ended April 28, 2000, the Company repurchased and held in treasury 7,000 shares of redeemable common stock for $8,847,700. During the year ended April 30, 1999, the Company repurchased and held in treasury 978 shares of redeemable third preferred stock, 819 shares of redeemable fourth preferred stock and 1,000 shares of redeemable common stock for $1,025,700. During the year ended
April 24, 1998 the Company repurchased and held in treasury 2,500 shares of redeemable Class A common stock for $2,115,100.

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Real estate owned includes land and buildings and is recorded at cost. The Company's policy is to annually assess any impairment in value. Such carrying amounts would be adjusted, if necessary, to reflect an impairment in the value of the assets.

    Cash and cash equivalents are highly, liquid short term investments that consist of cash and commercial paper of one issuer which is held in an account at a major financial institution ($9,574,300 at April 28, 2000 and $13,021,800 at April 30, 1999).

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of April 28, 2000 and April 30, 1999, and the reported amounts of revenues and expenses during the fiscal years then ended. Actual results could differ from those estimates.

2.  U.S. TREASURY BILLS SEGREGATED IN COMPLIANCE WITH FEDERAL REGULATIONS

    U.S. Treasury Bills with a market value of $34,778,600 at April 28, 2000 and $41,625,500 at April 30, 1999 are segregated in a special reserve bank account for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission ("SEC").

    In accordance with the SEC's no action letter dated November 3, 1998, the Clearing Corp. has agreed to compute a Reserve Requirement for the proprietary accounts of introductory firms as of April 28, 2000. The Clearing Corp.'s deposit requirement was $7,922,700. The amount segregated at April 28, 2000 was $7,099,900 with an additional $2,325,000 deposit made in accordance with the rule.

3.  RECEIVABLE FROM AND PAYABLE TO BROKERS AND DEALERS

    Amounts receivable from and payable to brokers and dealers at April 28, 2000 and April 30, 1999 include:

                                                                 2000          1999
                                                              -----------   -----------
Securities failed-to-deliver................................  $ 1,386,700   $22,291,400
Deposits on securities borrowed.............................   86,269,100    59,814,000
Amounts due from clearing associations......................    1,535,800     3,657,700
Receivable from noncustomers................................      277,800     1,030,900
Floor brokerage receivable..................................    2,029,300     2,563,300
Adjustment to record inventory on a trade-date basis........    5,267,900            --
Other.......................................................      436,000       132,500
                                                              -----------   -----------
    TOTAL RECEIVABLE........................................  $97,202,600   $89,489,800
                                                              ===========   ===========
Securities loaned...........................................  $        --   $ 3,001,500
Securities failed-to-receive................................    5,855,300    20,145,300
Payable to Joint Trading Account............................    9,798,100     5,403,400
Payable to noncustomers.....................................    2,439,400    11,092,100
Adjustment to record inventory on a trade-date basis........           --     4,959,600
Other.......................................................      558,100       172,500
                                                              -----------   -----------
    TOTAL PAYABLE...........................................  $18,650,900   $44,774,400
                                                              ===========   ===========

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

3.  RECEIVABLE FROM AND PAYABLE TO BROKERS AND DEALERS (CONTINUED)
    Securities failed-to-deliver represent receivables for securities sold that have not been delivered by the Company for which settlement date has passed. Securities failed-to-receive represent payables for securities purchased that have not been received for which settlement date has passed.

    Securities borrowed and securities loaned, which are transacted with other brokers and dealers, are recorded at the amount of cash collateral advanced or received, with fees recorded as interest revenue or expense over the life of the transaction. Securities borrowed transactions require the Company to deposit cash with the lenders. With respect to securities loaned, the Company receives cash collateral in an amount generally in excess of the market value of securities loaned. The Company monitors the market value of securities borrowed and loaned on a daily basis, with additional cash collateral deposited or refunded as necessary. Approximately 57% of the Company's deposits on securities borrowed are with two brokers and dealers of which one is above 10% of total assets.

    In accordance with industry practice, the Company generally settles its securities transactions within three business days after the trade date. The Company is therefore exposed to risk of loss on its transactions in the event of the counterparties' inability to meet the terms of their contracts, in which case the Company may have to purchase or sell financial instruments at prevailing market prices.

    The Company participates in a Joint Trading Account which is cleared by a subsidiary of the Company.

4.  RECEIVABLE FROM AND PAYABLE TO CUSTOMERS

    Receivable from and payable to customers include amounts due on cash and margin transactions. Securities owned by customers are held as collateral for receivables. Such collateral is not reflected in the financial statements.

5.  BANK LOANS

    Bank loans generally bear interest at the broker call loan interest rate and are payable on demand. They are used to finance customers' margin balances, receivables from brokers and dealers, and Company-owned securities, and are collateralized by marketable securities with a market value of about $4,584,500 at April 28, 2000 and $12,138,700 at April 30, 1999. Such collateral consists primarily of the Company's and customers' margin securities. The estimated fair value of these borrowings approximates the related carrying value.

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

6.  SUBORDINATED BORROWINGS AND PROMISSORY NOTES

                                                                 2000          1999
                                                              -----------   -----------
Subordinated borrowings:
  12% Series 1 subordinated note due 2001 to 2004...........  $ 1,000,000   $ 1,000,000
  12 1/2% subordinated note due 2004........................    2,000,000     2,000,000
  9% promissory note due 2001 and 2000, respectively........      295,000       295,000
  10% promissory notes due 2001 and 2000, respectively......      260,000       260,000
  Exchange memberships, contributed for use of the
    Company.................................................    5,100,000     7,800,000
  Liabilities pursuant to secured demand note collateral
    agreements,
    9% due 2001 and 2000, respectively......................    1,175,000     1,175,000
    10% due 2002............................................    1,000,000            --
  7.95% senior subordinated notes due 2006..................   20,000,000     1,000,000
                                                              -----------   -----------
                                                               30,830,000    13,530,000
                                                              -----------   -----------
Promissory Notes and other borrowings:
  9 1/2% promissory notes due 2001 to 2003..................    1,884,500     2,512,600
  Promissory notes due 2001 to 2005 (10% at April 28,
    2000)...................................................    8,847,700            --
  5.65% promissory note due 2002 to 2004....................    2,250,000     2,750,000
  Senior exchangeable notes due 2005........................           --    19,000,000
  Prime + 1% mortgage due 2002 (10% at April 28, 2000)......    3,200,000            --
                                                              -----------   -----------
                                                               16,182,200    24,262,600
                                                              -----------   -----------
Total borrowings............................................   47,012,200    37,792,600
Less: Payments due within one year and exchange memberships
  contributed for use of the Company........................   (9,477,700)  (10,158,100)
                                                              -----------   -----------
    TOTAL LONG-TERM BORROWINGS..............................  $37,534,500   $27,634,500
                                                              ===========   ===========

    For the $8,847,700 of promissory notes due 2001 to 2005, interest shall be at an annual rate of one percent over the prime rate printed in the Wall Street Journal with a maximum rate of 10% per annum.

    On June 14, 2000, the 12 1/2% subordinated note was extended to June 14,
2003.

    As of April 28, 2000, principal payments on the promissory notes, subordinated notes and mortgage, excluding exchange memberships and liabilities pursuant to secured demand note collateral agreements, for fiscal 2001, 2002, 2003, 2004, 2005 and 2006 are $3,202,700, $6,347,700, $3,147,700, $5,269,500,
$1,769,600 and $20,000,000, respectively.

    The estimated fair value of these borrowings approximates the related carrying value.

    Except for the 7.95% senior subordinated notes, the promissory notes and subordinated borrowings are held primarily by employees and former stockholders of the Company or its predecessor company.

    Three exchange memberships have been contributed by employees and officers of the Company for use by the Company. Subordinated borrowings in an amount equal to the market value of the exchange memberships are reflected in the consolidated statements of financial condition. The Company is required to pay annual fees in relation to these exchange memberships, which have been charged to income for the fiscal years ended April 28, 2000, April 30, 1999 and April 24, 1998.

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

6.  SUBORDINATED BORROWINGS AND PROMISSORY NOTES (CONTINUED)
    Two subsidiaries of the Company have 9% and 10% secured demand note collateral agreements due January 31 and April 30, 2001, respectively. These agreements have been approved by the NYSE and are available in computing net capital under the SEC Net Capital Rule 15c3-1. To the extent that such borrowings may be required for a subsidiary's continued compliance with minimum net capital requirements, they may not be repaid.

    In June 1998, a subsidiary of the Company issued $20,000,000 of 7.85% senior exchangeable notes due June 1, 2005. In December 1998 and November 1999, $1,000,000 and $19,000,000 of senior exchangeable notes were exchanged into 7.95% senior subordinated notes. The notes contain certain financial, reporting and other restrictive covenants. In the event of a change in control of the Company, the Company will be required to make an offer to each noteholder to repay the notes upon the change of control. These notes have been approved by the NYSE and are available in computing net capital under the SEC Net Capital Rule 15c3-1 and NYSE Rule 104.20.

    In February 2000, the Company obtained a $3,200,000 mortgage due February 17, 2002 in connection with the purchase of land and buildings. The mortgage is collateralized by such land and buildings.

7.  COMMITMENTS AND CONTINGENCIES

    Under operating leases in effect as of April 28, 2000, with remaining noncancelable lease terms in excess of one year, aggregate annual rentals for office space and equipment are about as follows:

FISCAL YEAR
-----------
2001........................................................  $1,099,600
2002........................................................     889,400
2003........................................................     475,000
2004........................................................     148,000
                                                              ----------
                                                              $2,612,000
                                                              ==========

    Certain of these leases have escalation clauses and renewal options. Rental expense charged to income for the years ended April 28, 2000, April 30, 1999 and April 24, 1998, under all leases, including equipment leased on a short-term basis, was $1,333,700, $1,322,300 and $1,317,900, respectively.

    The Company has employment agreements with various employees terminating January 3, 2001 which require annual compensation. The agreements can be terminated early only under certain circumstances. Compensation due under the above agreements approximates $665,200 for fiscal year 2001. Salary and bonus expense charged to income for the fiscal years ended April 28, 2000, April 30, 1999 and April 24, 1998 was $994,800, $1,617,300 and $1,401,000, respectively, under all employment agreements.

8. NET CAPITAL REQUIREMENTS

    Certain subsidiaries of the Company are subject to capital requirements of regulatory agencies. Clearing Corp. is subject to the SEC Uniform Net Capital Rule 15c3-1. At April 28, 2000, Clearing Corp.'s net capital, as defined, was $13,751,900 in excess of its requirement of $1,075,800. At April 30, 1999, Clearing Corp.'s net capital, as defined, was $8,831,500 in excess of its requirement of $1,278,700.

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

8. NET CAPITAL REQUIREMENTS (CONTINUED)

    Specialist Corp. is subject to the SEC's Uniform Net Capital Rule 15c3-1 as well as NYSE Rule 104.20. At April 28, 2000, Specialist Corp.'s net capital was $94,220,600 in excess of its requirement of $250,000 under the SEC's Uniform Net Capital Rule 15c3-1, and $78,614,200 in excess of its requirement of $19,084,900 under NYSE Rule 104.20. At April 30, 1999, Specialist Corp.'s net capital was $58,094,900 in excess of its requirement of $250,000 under the SEC's Uniform Net Capital Rule 15c3-1, and $42,981,500 in excess of its requirement of $19,911,800 under NYSE Rule 104.20.

    In November 1999, the NYSE proposed a change to its rules that would increase the capital requirements for certain specialists, including the Specialist Corp. The rule change, when and if it takes effect, is expected to substantially reduce the excess of the Specialist Corp.'s net liquid assets over its requirement. The Specialist Corp. expects to maintain compliance with the new rules as they are currently proposed.

9. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    In the normal course of business, the Company's customer and noncustomer ("customer") activities involve the execution, settlement and financing of various customer securities transactions. These activities may expose the Company to off-balance-sheet risk in the event that customers and counterparties are unable to fulfill their contracted obligations.

    The Company's customer securities activities are transacted on either a cash or a margin basis. In margin transactions, the Company extends credit to customers, subject to various regulatory and internal margin requirements, collateralized by cash and securities in customers' accounts.

    The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company monitors required margin levels daily and, pursuant to said guidelines, requires customers to deposit additional collateral, or reduce positions, where necessary.

    In accordance with industry practice, the Company records customer transactions on a settlement-date basis, generally three business days after the trade date. The Company is therefore exposed to risk of loss on customer transactions in the event of the customers' inability to meet the terms of their contracts, in which case the Company may have to purchase or sell financial instruments at prevailing market prices. The Company generally settles its securities transactions within three business days after the trade date. The Company is therefore exposed to risk of loss on its transactions in the event of the counterparties' inability to meet the terms of their contracts, in which case the Company may have to purchase or sell financial instruments at prevailing market prices.

    A significant portion of the Company's securities clearance activities includes clearing transactions for professional traders. Due to the nature of their operations, which may include short sales and option writing, the Company may have significant credit exposure due to the potential inability of these counterparties to meet their commitments in the event of volatile trading markets. The Company seeks to control this risk by monitoring margin collateral levels on a daily basis for compliance with both regulatory and internal guidelines, and requests additional collateral where necessary.

    In the normal course of business, the Company may sell securities not yet purchased. Off-balance-sheet risk arises in the event that the market price of the securities increases. The Company will eventually have to purchase these securities back at prevailing market prices. The Company attempts to control this risk by setting limits on the amount of equity available for investing and by offsetting

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

9. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (CONTINUED) positions with other securities. The Company monitors position concentrations to manage its exposure to specific market events.

10. EMPLOYEE BENEFIT PLANS

    The Company has a noncontributory defined benefit pension plan covering all eligible full-time employees of the Company and its subsidiaries. The Company's funding policy is to contribute annually an amount that can be deducted for Federal income tax purposes by using an actuarial cost method and assumptions different from those used for financial reporting.

    The following table sets forth the plan's funded status and amounts recognized in the Company's consolidated financial statements at April 28, 2000, April 30, 1999 and April 24, 1998:

                                                            2000          1999          1998
                                                         -----------   -----------   -----------
Benefit obligation.....................................  $(9,722,800)  $(8,548,400)  $(6,697,800)
Fair value of plan assets..............................   11,197,200    10,325,500     9,426,400
                                                         -----------   -----------   -----------
Funded status..........................................  $ 1,474,400   $ 1,777,100   $ 2,728,600
                                                         ===========   ===========   ===========
Accrual cost recognized in the statement of financial
  condition............................................  $   482,000   $   441,100   $   607,500
                                                         ===========   ===========   ===========
Weighted-average assumptions
  Discount rate........................................         7.25%         7.50%         7.50%
  Expected long-term return on plan assets.............         8.00%         8.00%         8.00%
  Rate of compensation increase........................         5.00%         5.00%         5.00%
Benefit cost...........................................  $ 1,116,800   $   847,600   $   756,100
                                                         ===========   ===========   ===========
Employer contributions.................................  $ 1,075,800   $ 1,014,000   $   973,900
                                                         ===========   ===========   ===========

    The Company has a profit-sharing plan covering all eligible full-time employees. The annual contribution under the plan is determined at the discretion of management and is based upon a specified percentage of each participant's eligible compensation, as defined. A profit-sharing contribution was not made during the fiscal years ended April 28, 2000, April 30, 1999 and April 24, 1998.

    The Company has a 401(k) plan covering all eligible full-time employees. The annual contribution under the plan is determined at the discretion of management. A 401(k) contribution was not made during the fiscal years ended April 28, 2000, April 30, 1999 and April 24, 1998.

    A supplemental executive retirement plan ("SERP"), which vests for employees based on individual vesting periods, provides supplemental retirement and medical benefits to certain members of senior management, commencing when the executives leave the firm. The benefits relating to the plan vest over a period of two to four years. Benefits totaling $15,389,500 are expected to be paid over a period of 31 years for retirement benefits and 39 years for medical benefits. The related expenses for the fiscal years ended April 28, 2000, April 30, 1999 and April 24, 1998 were $1,169,100, $2,062,200 and $1,501,500, respectively. The liability related to the SERP included in accounts payable and accrued liabilities as of April 28, 2000 and April 30, 1999 was $4,706,200 and $3,537,100, respectively. In the

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

10. EMPLOYEE BENEFIT PLANS (CONTINUED)
event of a change in control of the Company, the benefits will become fully vested and payable immediately to participants of the SERP.

11. STOCK OPTION PLAN

    The Board of Directors of the Company granted options under a Stock Option Agreement to certain directors and officers to purchase shares of the Company's redeemable common stock based upon its Net Book Value as defined in the Company's Articles of Incorporation ("Net Book Value"). The Net Book Value of redeemable common stock is computed substantially as follows: Redeemable Stocks and Other Equity of the Company in accordance with generally accepted accounting principles in the United States plus the net after tax amount of the fair market value of memberships in exchanges over cost minus the liquidation value of redeemable preferred stock and the net after tax amount of intangible assets. These options are accounted for as variable plan awards. Compensation expense is measured at the end of each year as the amount by which the Net Book Value of the shares underlying the options change in value and is accrued to expense over the periods the employees perform their related services. The exercise price of the options approximated the Net Book Value of the Company's stock on the date of grant. The options vest over five years and have no expiration date. All options which have not vested are forfeited upon termination of the director or officer. In the event of a change in control of the Company, options will become fully vested. Stock option compensation cost charged against income for the fiscal years ended April 28, 2000, April 30, 1999 and April 24, 1998 was $2,950,300, $8,790,200 and $5,304,800, respectively. Stock option compensation payable included in accounts payable and accrued liabilities as of April 28, 2000 and April 30, 1999 was $19,139,300 and $16,278,500, respectively. The following is a summary of stock option activity:

                                                                   STOCK OPTIONS WITH AN EXERCISE PRICE OF:
                                                              --------------------------------------------------
                                                                $275          $400          $850         TOTAL
                                                              --------      --------      --------      --------
Outstanding at April 25, 1997...............................   17,200        1,000                       18,200
Granted.....................................................                               7,500          7,500
Redeemed....................................................                  (900)                        (900)
                                                               ------        -----         -----         ------
Outstanding at April 24, 1998...............................   17,200          100         7,500         24,800
Redeemed....................................................                  (100)                        (100)
                                                               ------        -----         -----         ------
Outstanding at April 30, 1999...............................   17,200           --         7,500         24,700
Redeemed....................................................   (3,600)                      (600)        (4,200)
Forfeited...................................................     (600)                      (800)        (1,400)
                                                               ------        -----         -----         ------
Outstanding at April 28, 2000...............................   13,000           --         6,100         19,100
                                                               ======        =====         =====         ======

    On May 1, 2000, the Company granted options to purchase 11,500 shares at $1,350 to certain directors and officers.

12. REDEEMABLE PREFERRED AND COMMON STOCK

    Redeemable securities are carried at their redemption value.

    The Company may at any time redeem all the shares of redeemable preferred and common stock of any stockholder. Stockholders have the right to sell all of their shares to the Company upon written notice. Redemptions of redeemable preferred and common stock are payable over a period of four years, with 20% of the proceeds of the shares payable at the time of redemption and the remainder of the proceeds to be paid over 4 years, which are included in promissory notes. The redemption value of the preferred shares is based on their liquidation value while the redemption value of the common shares is based on the Net Book Value of the stock at the date the common shares are redeemed.

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

13. PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS

                   ROBB PECK MCCOOEY FINANCIAL SERVICES, INC.
       CONDENSED STATEMENTS OF FINANCIAL CONDITION (PARENT COMPANY ONLY)
                       APRIL 28, 2000 AND APRIL 30, 1999

                                                                  2000           1999
                                                              ------------   ------------
                           ASSETS
Cash........................................................  $  4,081,900   $  9,073,700
Receivable from brokers and dealers.........................            --         43,500
Receivable from affiliates..................................    12,396,600      9,470,000
Securities owned, at market value, primarily common stock...            --        460,600
Intangible assets
    Intangible assets allocated to subsidiaries exchange
      memberships...........................................     2,909,300      2,909,300
    Specialists Stocks, net of accumulated amortization for
    2000:
      $2,892,900, and 1999: $2,694,500                           3,058,200      3,256,600
    Franchise Rights, net of accumulated amortization for
      2000:
      $1,775,200, and 1999: $1,653,500                           3,093,900      3,215,600
Investment in subsidiaries..................................    98,383,000     80,274,700
Fixed assets and leasehold improvements, at cost, net of
  accumulated depreciation and amortization for 2000:
  $5,324,500, and 1999: $4,566,100..........................     1,462,000      2,064,700
Deferred income taxes.......................................     5,324,400      2,872,600
Other assets................................................     7,880,300      6,352,000
                                                              ------------   ------------
    TOTAL ASSETS............................................  $138,589,600   $119,993,300
                                                              ============   ============
      LIABILITIES, REDEEMABLE STOCKS AND OTHER EQUITY
Borrowings..................................................  $  3,202,700   $  1,787,700
Payable to affiliates.......................................        75,200             --
Accounts payable and accrued liabilities....................    29,081,000     24,157,600
Long term borrowings........................................    13,334,500      7,029,900
                                                              ------------   ------------
    TOTAL LIABILITIES.......................................    45,693,400     32,975,200
                                                              ------------   ------------
Commitments
Redeemable Third Preferred Stock (par value $.10 per share;
  liquidation value $100.00 per share; 35,491 shares
  authorized, 24,775 shares issued and 14,887 shares
  outstanding), stated at redemption value..................     1,488,700      1,488,700
Redeemable Fourth Preferred Stock (par value $.10 per share;
  liquidation value $100.00 per share; 22,276 shares
  authorized, 16,846 issued and 11,753 outstanding), stated
  at redemption value.......................................     1,175,300      1,175,300
Redeemable Common Stock (par value $.10 per share, 200,050
  shares authorized; 100,010 shares issued; 68,100 shares
  outstanding for 2000 and 75,100 shares outstanding for
  1999), stated at redemption value.........................    90,472,900     89,584,500
Additional paid-in-capital..................................       421,600        421,600
Retained earnings...........................................    16,039,800      2,202,400
Treasury stock (at cost)....................................   (16,702,100)    (7,854,400)
                                                              ------------   ------------
    TOTAL LIABILITIES, REDEEMABLE STOCKS AND OTHER EQUITY...  $138,589,600   $119,993,300
                                                              ============   ============

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

13. PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                   ROBB PECK MCCOOEY FINANCIAL SERVICES, INC.
              CONDENSED STATEMENTS OF INCOME (PARENT COMPANY ONLY)
  FOR THE FISCAL YEARS ENDED APRIL 28, 2000, APRIL 30, 1999 AND APRIL 24, 1998

                                                           2000          1999          1998
                                                        -----------   -----------   -----------
Revenues
  Management fees.....................................  $12,346,000   $15,463,300   $14,445,100
  Equity in earnings of subsidiaries..................   15,986,500    23,015,400    26,334,400
  Investment gains, net...............................      166,300        93,900       166,900
  Interest............................................      599,900       642,900       520,200
  Dividends...........................................       19,700            --            --
  Other...............................................        7,300         7,300         7,300
                                                        -----------   -----------   -----------
    Total revenues....................................   29,125,700    39,222,800    41,473,900
                                                        -----------   -----------   -----------
Expenses
  Compensation and benefits...........................    9,948,500    15,189,200    13,454,000
  Occupancy, equipment rental and communications......      185,600       131,200       112,900
  Interest............................................    1,232,200     1,260,500     1,191,700
  Depreciation and amortization.......................    1,495,200     1,298,800       928,100
  Other...............................................    2,424,900     3,160,100     1,697,900
                                                        -----------   -----------   -----------
    Total expenses....................................   15,286,400    21,039,800    17,384,600
                                                        -----------   -----------   -----------
  Income before (benefit) provision for income
    taxes.............................................   13,839,300    18,183,000    24,089,300
                                                        -----------   -----------   -----------
Provision (benefit) for income taxes
Current:
  Federal.............................................       70,200       195,800       308,500
  State and local.....................................      (99,200)      118,400       171,300

Deferred:
  Federal.............................................     (514,900)   (1,435,200)     (828,000)
  State and local.....................................     (342,600)     (954,900)     (545,300)
                                                        -----------   -----------   -----------
                                                           (886,500)   (2,075,900)     (893,500)
                                                        -----------   -----------   -----------
    Net income........................................  $14,725,800   $20,258,900   $24,982,800
                                                        ===========   ===========   ===========

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

13. PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                   ROBB PECK MCCOOEY FINANCIAL SERVICES, INC.
            CONDENSED STATEMENTS OF CASH FLOWS (PARENT COMPANY ONLY)
  FOR THE FISCAL YEARS ENDED APRIL 28, 2000, APRIL 30, 1999 AND APRIL 24, 1998

                                                           2000          1999          1998
                                                        -----------   -----------   -----------
Cash flows from operating activities
  Net income..........................................  $14,725,800   $20,258,900   $24,982,800
                                                        -----------   -----------   -----------
  Adjustments to reconcile net income to net cash used
    in operating activities
    Depreciation and amortization.....................    1,495,200     1,298,800       928,100
    Deferred income tax benefit.......................     (857,500)   (2,390,100)   (1,373,300)
    Equity in earnings of subsidiaries................  (15,986,500)  (23,015,400)  (26,334,400)
  (Increase) decrease in operating assets
    Receivable from brokers and dealers...............       43,500       (43,500)           --
    Receivable from affiliates........................   (2,926,600)   (5,613,400)   (2,212,800)
    Securities owned..................................      460,600       (27,500)     (168,200)
    Other assets......................................   (3,539,500)   (6,475,300)   (4,237,700)
  Increase (decrease) in operating liabilities
    Payable to affiliates.............................       75,200      (163,700)       94,200
    Accounts payable and accrued liabilities..........    4,923,400    11,104,400     5,089,800
                                                        -----------   -----------   -----------
      Total adjustments...............................  (16,312,200)  (25,325,700)  (28,214,300)
                                                        -----------   -----------   -----------
      Net cash used in operating activities...........   (1,586,400)   (5,066,800)   (3,231,500)
                                                        -----------   -----------   -----------
Cash flows from investing activities
  Purchase of fixed assets............................     (155,700)     (438,700)     (868,100)
                                                        -----------   -----------   -----------
      Net cash used in investing activities...........     (155,700)     (438,700)     (868,100)
                                                        -----------   -----------   -----------
Cash flows from financing activities
  Dividends received from subsidiaries................    6,950,000    11,940,000    13,000,000
  Investment in subsidiaries..........................   (9,071,600)   (3,072,200)   (1,840,900)
  Principal payments under subordinated borrowings and
    promissory notes..................................   (1,128,100)   (3,704,800)   (1,958,400)
  Issuance of promissory notes........................           --     1,692,000            --
  Purchase of treasury stock..........................           --      (205,100)           --
                                                        -----------   -----------   -----------
      Net cash (used in) provided by financing
        activities....................................   (3,249,700)    6,649,900     9,200,700
                                                        -----------   -----------   -----------
      Net increase (decrease) in cash.................   (4,991,800)    1,144,400     5,101,100
Cash and cash equivalents, beginning of year..........    9,073,700     7,929,300     2,828,200
                                                        -----------   -----------   -----------
      Cash and cash equivalents, end of year..........  $ 4,081,900   $ 9,073,700   $ 7,929,300
                                                        ===========   ===========   ===========
Supplemental disclosures of cash flow information
  Cash paid during the year for
  Interest............................................  $   790,000   $ 1,162,300   $ 1,130,000
  Income taxes (on behalf of the consolidated
    group)............................................  $17,637,800   $19,791,200   $27,306,200

Supplemental disclosure of noncash financing
  activities
  Purchase of treasury stock by the Company and
    offsetting liabilities............................  $ 8,847,700   $   820,600   $ 2,115,100

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

13. PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS (CONTINUED)

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The condensed unconsolidated financial statements of ROBB PECK McCOOEY Financial Services, Inc. should be read in conjunction with the consolidated financial statements of ROBB PECK McCOOEY Financial Services, Inc. and subsidiaries and the notes thereto, which are included in this Form S-4.

    Investments in subsidiaries are accounting for using the equity method.

    These condensed unconsolidated financial statements have been prepared in conformity with generally accepted accounting principles that require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of April 28, 2000 and April 30, 1999, and the reported amounts of revenues and expenses during the fiscal years then ended. Actual results could differ from those estimates.

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                       AS OF OCTOBER 27, 2000 (UNAUDITED)


Assets:
Cash and cash equivalents...................................  $ 10,749,900
U.S. Treasury Bills segregated in compliance with Federal
  regulations (Note 2)......................................    52,650,800
Deposits with clearing organizations (Cash of $1,754,900 and
  U.S. Treasury Bills of $5,340,100, at market value).......     7,095,000
Receivable from brokers and dealers (Note 3)................   146,147,100
Receivables from customers..................................    25,558,000
Securities owned, at market value, primarily common stock...    11,839,400
Memberships in exchanges:
  Owned, at cost (market value $23,020,100).................     3,828,700
  Contributed for the use of the Company, at market value
    (Note 4)................................................     4,000,000
Intangible assets:
  Specialists Stocks, net of accumulated amortization of
    $3,802,900..............................................     4,248,200
  Franchise Rights, net of accumulated amortization of
    $1,836,000..............................................     3,033,000
Investments in real estate, net of accumulated depreciation
  of $107,200...............................................     7,722,000
Secured demand note collateralized by marketable securities
  (Note 4)..................................................    10,175,000
Fixed assets and leasehold improvements, at cost, net of
  accumulated depreciation and amortization of $5,614,500...     1,329,200
Deferred income taxes.......................................     5,324,400
Other assets................................................    21,742,900
                                                              ------------
    Total assets............................................  $315,443,600
                                                              ============
Liabilities, redeemable stock and other equity:
Bank loans..................................................  $      5,000
Borrowings (Note 4).........................................    17,510,600
Payable to brokers and dealers (Note 3).....................    25,501,500
Payable to customers........................................    83,458,700
Securities sold, but not yet purchased, at market value,
  primarily common stock....................................     9,462,700
Accounts payable and accrued liabilities....................    44,505,200
Long term borrowings (Note 6)...............................    34,537,700
                                                              ------------
    Total liabilities.......................................   214,981,400

Redeemable Third Preferred Stock (par value .10 per share;
  liquidation $100 per share; 35,491 shares authorized,
  24,775 shares issued and 14,887 shares outstanding),
  stated at redemption value................................     1,488,700
Redeemable Fourth Preferred Stock (par value .10 per share;
  liquidation $100 per share; 22,276 shares authorized,
  16,846 shares issued and 11,753 shares outstanding),
  stated at redemption value................................     1,175,300
Redeemable Common Stock (par value .10 per share; 200,050
  shares authorized, 100,010 shares issued and 67,600 shares
  outstanding), stated at redemption value..................    99,927,000
Additional paid-in capital..................................       421,600
Retained earnings...........................................    14,816,000
Treasury stock (at cost)....................................   (17,366,400)
                                                              ------------
                                                              $315,443,600
                                                              ============

  The accompanying notes are an integral part of these condensed consolidated financial statements.

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

   FOR THE SIX MONTHS ENDED OCTOBER 27, 2000 AND OCTOBER 29, 1999 (UNAUDITED)

                                                                 2000          1999
                                                              -----------   -----------
Revenues:

Trading and investment gains, net...........................  $37,834,100   $26,431,100
Floor brokerage.............................................    8,955,900    11,958,400
Clearance fees and commissions..............................    9,568,900     7,947,600
Interest....................................................    7,215,600     4,280,900
Dividends...................................................      319,000       633,800
Underwriting income.........................................          700       765,600
Other                                                             642,900       345,300
                                                              -----------   -----------
    Total revenues..........................................   64,537,100    52,362,700
                                                              -----------   -----------

Expenses:
Compensation and benefits (Note 6)..........................   31,065,500    22,644,000
Floor brokerage and clearance fees..........................    3,378,700     1,967,100
Occupancy, equipment rental and communications..............    2,619,800     2,481,600
Interest....................................................    4,318,700     2,850,100
Leased exchange seats.......................................    2,136,600     1,794,700
Depreciation and amortization...............................      806,500       918,800
Other.......................................................    4,607,900     4,515,400
                                                              -----------   -----------
    Total expenses..........................................   48,933,700    37,171,700
                                                              -----------   -----------
  Income before provision for income taxes..................   15,603,400    15,191,000
Provision for income taxes..................................    7,373,100     7,220,100
                                                              -----------   -----------
Net income..................................................  $ 8,230,300   $ 7,970,900
                                                              ===========   ===========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                               ROBB PECK MCCOOEY

                   FINANCIAL SERVICES, INC. AND SUBSIDIARIES

   CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN REDEEMABLE STOCKS AND OTHER
                                     EQUITY

             FOR THE SIX MONTHS ENDED OCTOBER 27, 2000. (UNAUDITED)

                                             REDEEMABLE THIRD        REDEEMABLE FOURTH
                                                PREFERRED                PREFERRED
                                           STOCK (35,491 SHARES     STOCK (22,276 SHARES
                                                AUTHORIZED               AUTHORIZED
                                             PAR VALUE $.10,          PAR VALUE $.10,        REDEEMABLE COMMON STOCK
                                               LIQUIDATION           LIQUIDATION VALUE      (200,050 SHARES AUTHORIZED
                                             VALUES $100.00)              $100.00)               PAR VALUE $.10)
                                          ----------------------   ----------------------   --------------------------   ADDITIONAL
                                           SHARES     REDEMPTION    SHARES     REDEMPTION     SHARES      REDEMPTION      PAID-IN
                                          ISSUED(1)     VALUE      ISSUED(2)     VALUE      ISSUED(3)        VALUE        CAPITAL
                                          ---------   ----------   ---------   ----------   ----------   -------------   ----------
Balance April 28, 2000..................    24,775    $1,488,700     16,846    $1,175,300     100,010     $90,472,900     $421,600
Purchase of treasury stock..............
Net Income..............................
Recording of redeemable stock at its
 redemption value.......................                                                                    9,454,100
                                           -------    ----------    -------    ----------    --------     -----------     --------
Balance, October 27, 2000...............    24,775    $1,488,700     16,846    $1,175,300     100,010     $99,927,000     $421,600
                                           =======    ==========    =======    ==========    ========     ===========     ========


                                                          TREASURY
                                           RETAINED        STOCK,
                                           EARNINGS       AT COST
                                          -----------   ------------
Balance April 28, 2000..................  $16,039,800   $(16,702,100)
Purchase of treasury stock..............                    (664,300)
Net Income..............................    8,230,300
Recording of redeemable stock at its
 redemption value.......................   (9,454,100)
                                          -----------   ------------
Balance, October 27, 2000...............  $14,816,000   $(17,366,400)
                                          ===========   ============

------------------------

(1) Includes 9,888 shares held in treasury at October 27, 2000.

(2) Includes 5,093 shares held in treasury at October 27, 2000.

(3) Includes 32,410 held in treasury on October 27, 2000.

  The accompanying notes are an integral part of these condensed consolidated financial statements.

          ROBB PECK MCCOOEY FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE SIX MONTHS ENDED OCTOBER 27, 2000 AND OCTOBER 29, 1999
                                  (UNAUDITED)

                                                                  2000           1999
                                                              ------------   ------------
Cash flows from operating activities:
  Net income................................................  $  8,230,300   $  7,970,900
                                                              ------------   ------------
  Adjustments to reconcile net income to net cash (used in)
    provided by operating activities:
    Depreciation and amortization...........................       806,500        918,800
    (Increase) decrease in operating assets:
      U.S. Treasury Bills...................................    25,008,700       (444,300)
      U.S. Treasury Bills, segregated in compliance with
        Federal regulations.................................   (10,772,300)     2,538,000
      Deposits with clearing organizations..................     2,507,100        315,300
      Receivable from brokers and dealers...................   (48,944,500)   (41,670,600)
      Receivable from customers.............................     4,734,400     (3,156,500)
      Securities owned......................................    13,486,500     (5,829,300)
      Other assets..........................................    (8,577,700)    (1,145,500)
    Increase (decrease) in operating liabilities:
      Payable to brokers and dealers........................     6,850,600     (1,926,800)
      Payable to customers..................................      (551,800)    (7,183,100)
      Securities sold, but not yet purchased................    (8,428,000)    36,273,300
      Accounts payable and accrued liabilities..............    11,185,500      4,391,200
                                                              ------------   ------------

        Total adjustments...................................   (12,695,000)   (16,919,500)
                                                              ------------   ------------

        Net cash used in operating activities...............    (4,464,700)    (8,948,600)
                                                              ------------   ------------

Cash flows from investing activities:
  Sale (purchase) of fixed assets and real estate, net......     2,214,600       (561,200)
                                                              ------------   ------------

        Net cash (used in) provided by investing
          activities........................................     2,214,600       (561,200)
                                                              ------------   ------------

Cash flows from financing activities:
  Principal payments under subordinated borrowings,
    promissory notes and mortgage payable...................    (2,528,200)      (628,200)
                                                              ------------   ------------

        Net cash used in financing activities...............    (2,528,200)      (628,200)
                                                              ------------   ------------

Net decrease in cash........................................    (4,778,300)   (10,138,000)

Cash and cash equivalents, beginning of year................    15,528,200     23,329,600
                                                              ------------   ------------

        Cash and cash equivalents, end of period............  $ 10,749,900   $ 13,191,600
                                                              ============   ============

Supplemental disclosures for cash flow information:

Cash paid during the period for:
  Interest..................................................  $  3,844,000   $  2,857,300
  Income taxes..............................................  $ 10,255,000   $ 11,005,000

Supplemental disclosures of noncash financing activities:
  Increase (decrease) in memberships contributed and
    subordinated borrowings (Note 4)........................  $ (1,100,000)  $    150,000
  Purchase of treasury stock by the Company and offsetting
    liabilities.............................................  $    664,300
  Issuance of liabilities pursuant to secured demand note
    collateral agreement and secured demand note
    (Note 4)................................................  $  8,000,000

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                               ROBB PECK MCCOOEY

                   FINANCIAL SERVICES, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements include the accounts of ROBB PECK McCOOEY Financial Services, Inc. and its significant subsidiaries, ROBB PECK McCOOEY Specialist Corporation ("Specialist Corp."), ROBB PECK McCOOEY Clearing Corporation ("Clearing Corp."), RPM Asset Management Corp. ("Asset Management") and ROBB PECK McCOOEY Real Estate Management Corporation ("Real Estate") (collectively, the "Company"). Specialist Corp. conducts specialist activities on the New York Stock Exchange ("NYSE"). Clearing Corp., a member of the NYSE and various other exchanges, is engaged in the business of clearing securities transactions and also trades securities for its own account. The consolidated financial statements are unaudited and should be read in conjunction with the audited condensed consolidated financial statements included elsewhere in this prospectus.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

    The unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, that are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim period operating results may not be indicative of the operating results for a full year.

2. U.S. TREASURY BILLS SEGREGATED IN COMPLIANCE WITH FEDERAL REGULATIONS

    U.S. Treasury Bills with a market value of $43,548,700 are segregated in a special reserve bank account for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission ("SEC").

    In accordance with the SEC's no action letter dated November 3, 1998, Clearing Corp. has agreed to compute a Reserve Requirement of the proprietary accounts of introductory firms as of October 27, 2000. Clearing Corp.'s deposit requirement was $8,255,300. The amount segregated at October 27, 2000 was $9,102,200 with an additional $675,000 deposit made in accordance with the rule.

3. RECEIVABLE FROM AND PAYABLE TO BROKERS AND DEALERS

    Amounts receivable from and payable to brokers and dealers at October 27, 2000:

Securities failed-to-deliver................................  $    6,689,900
Deposits on securities borrowed.............................     128,274,400
Receivable from noncustomers................................         258,600
Floor brokerage receivable..................................       1,593,600
Adjustment to record inventory on a trade-date basis........       8,777,200
  Other.....................................................         553,400
                                                              --------------
    Total receivable........................................  $  146,147,100
                                                              ==============
Securities failed-to-receive................................  $    9,226,800
Payable to Joint Trading Account............................       8,400,200
Payable to noncustomers.....................................       7,165,400
Other.......................................................         709,100
                                                              --------------
    Total payable...........................................  $   25,501,500
                                                              ==============

                               ROBB PECK MCCOOEY

                   FINANCIAL SERVICES, INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. RECEIVABLE FROM AND PAYABLE TO BROKERS AND DEALERS (CONTINUED)
    Securities borrowed and securities loaned, which are transacted with other brokers and dealers, are recorded at the amount of cash collateral advanced or received, with fees recorded as interest revenue or expense over the life of the transaction. Securities borrowed transactions require the Company to deposit cash with the lenders. With respect to securities loaned, the Company receives cash collateral in an amount generally in excess of the market value of securities loaned the Company monitors the market value of securities borrowed and loaned on a daily basis, with additional cash collateral deposited or refunded as necessary. Approximately 63% of the Company's deposits on securities borrowed are with three brokers and dealers, all of which are above 10% of total assets.

4. SUBORDINATED BORROWINGS AND PROMISSORY NOTES

    Borrowings subordinated to the claims of general creditors and promissory notes are as follows:

12% Series 1 subordinated note due 2001 to 2004.............  $ 1,000,000
12 1/2% subordinated note due 2004..........................    2,000,000
9% promissory note due 2001.................................      295,000
10% promissory notes due 2001...............................      260,000
Exchange memberships, contributed for use of the Company....    4,000,000
Liabilities pursuant to secured demand note collateral
  agreements,
  9% due 2001...............................................    1,175,000
  10% due 2002..............................................    1,000,000
  11% due 2002..............................................    8,000,000
  7.95% senior subordinated notes due 2006..................   20,000,000
                                                              -----------
                                                               37,730,000
                                                              ===========
Promissory notes and other borrowings:
  9 1/2% promissory notes due 2001 to 2003..................    1,256,300
  Promissory notes due 2001 to 2005 (10.5% at October 27,
    2000)...................................................    9,512,000
5.65% promissory note due 2002 to 2004......................    2,000,000
Prime+ 1% mortgage due 2002 (10.5% at October 27, 2000).....    1,550,000
                                                               14,318,300
                                                              ===========
Total borrowings............................................   52,048,300
Less: payments due within one year and exchange memberships
  contributed for the use of the Company....................   17,510,600
                                                              -----------
Total long-term borrowings..................................  $34,537,700
                                                              ===========

    Effective December 20, 2000, the 9% secured demand note was repaid.

5. NET CAPITAL REQUIREMENTS

    Certain subsidiaries of the Company are subject to capital requirements of regulatory agencies. Clearing Corp. is subject to the SEC Uniform Net Capital Rule 15c3-1. At October 27, 2000, Clearing Corp.'s net capital, as defined, was $14,825,800 in excess of its requirement of $958,100.

    Specialist Corp. is subject to the SEC's Uniform Net Capital Rule 15c3-1 as well as NYSE Rule 104.20. At October 27, 2000, Specialist Corp.'s net capital was $109,714,500 in excess of its requirement of $250,000 under the SEC's Uniform Net Capital Rule 15c3-1, and $94,631,100 in excess of its requirement of $16,482,200 under NYSE Rule 104.20.

    In November 1999, the NYSE proposed a change to its rules that would increase the capital requirements for certain specialists, including Specialist Corp. The rule change, when and if it takes

                               ROBB PECK MCCOOEY

                   FINANCIAL SERVICES, INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. NET CAPITAL REQUIREMENTS (CONTINUED)
effect, is expected to substantially reduce the excess of Specialist Corp.'s net liquid assets over its requirement. Specialist Corp. expects to maintain compliance with the new Rules as they are currently proposed.

6. STOCK OPTION PLAN

    Stock option compensation cost charged against income for the six months ended October 27, 2000 and October 29, 1999 was $3,917,300 and $3,169,000,
respectively. Stock option compensation payable included in accounts payable and accrued liabilities as of October 27, 2000 and October 29, 1999 was $21,237,000 and $19,358,000, respectively. The following is a summary of stock option activity:

                                           STOCK OPTIONS WITH AN EXERCISE PRICE OF:
                                        $275          $850         $1,350        TOTAL
                                      --------      --------      --------      --------
Outstanding at April 28, 2000...        13,000        6,100             --        19,100
Granted.........................            --           --         11,500        11,500
                                      --------      -------       --------      --------
Outstanding at October 27,
  2000..........................        13,000        6,100         11,500        30,600
                                      ========      =======       ========      ========